SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2004

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-27596 (Commission file number)	94-3170244 (I.R.S. employer identification no.)

1021 Howard Avenue
San Carlos, CA 94070
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 628-4700

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ITEM 5. OTHER EVENTS.

On February 26, 2004, Conceptus Inc. issued a press release announcing the completion of a private placement of approximately 3 million shares of newly issued common stock to certain institutional and other accredited investors. Text of the press release follows:

SAN CARLOS, Calif. (February 26, 2004) — Conceptus, Inc. (Nasdaq: CPTS), developer of the non-incisional permanent birth control procedure Essure®, today announced the completion of a private placement of approximately 3 million shares of newly issued common stock to certain institutional and other accredited investors at a price of $8.50 per share. The participants in this private placement include existing investors and new investors to Conceptus. Adams, Harkness & Hill, Inc. served as the placement agent for the offering. With the completion of this financing, Conceptus now has approximately 24.9 million shares outstanding.

The shares of stock sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Essure

The Essure procedure deploys a soft micro-insert into the fallopian tube through the cervix using a minimally invasive transcervical tubal access catheter. Once in place, the device is designed to elicit tissue growth in and around the micro-insert to form an occlusion or blockage in the fallopian tube. An Essure procedure does not require cutting or penetrating the abdomen and can be performed in a less costly procedure setting without general anesthesia. A woman is expected to return home about 45 minutes after the procedure is completed.

About Conceptus

Conceptus manufactures and markets Essure, which is designed to provide a non-incisional alternative to tubal ligation, which is the leading form of birth control worldwide. The availability of Essure in the U.S. is expected to open up a market currently occupied by tubal ligation and vasectomy, which combined account for over 1 million procedures annually in the United States.

     Additional information about the Essure procedure is available at www.Essure.com or by calling the Essure Information line at 1-877-ESSURE1. Additional information about Conceptus is available at www.conceptus.com or by calling 1-877-ESSURE2. Information contained on our website is not incorporated by reference into and does not form a part of this form 8-K.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements, the accuracy of which is necessarily subject to risks and uncertainties. Projection of clinical efficacy of and market demand for our product, among other matters discussed in this release, may differ significantly from the discussion of such matters in the forward-looking statements. Such differences may be based upon factors within the Company’s control, such as strategic planning decisions by management and re-allocation of internal resources, or on factors outside of the Company’s control, such as decisions by insurance companies and marketing partners, delays by regulatory authorities, scientific advances by third parties and introduction of competitive products, as well as those factors set forth in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, and other filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC. (Registrant)

	By:	/s/ Gregory E. Lichtwardt

Gregory E. Lichtwardt Executive Vice President, Treasurer and Chief Financial Officer
Dated: February 26, 2004